EXHIBIT 10-1(C) - Amendment No. 2
                                                    dated as of December 1, 2000
                                                    to Credit Agreement



                                 AMENDMENT NO. 2

                          Dated as of December 1, 2000

                                       to

                                CREDIT AGREEMENT

                          Dated as of February 27, 1997

         THIS AMENDMENT NO. 2 ("Amendment") is made as of December 1, 2000 by and among GFSI, INC. (the "Borrower"), the financial institutions listed on the signature pages hereof (the "Lenders") and BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), in its individual capacity as a Lender and in its capacity as contractual representative on behalf of itself and the other Lenders ("Agent") under that certain Credit Agreement dated as of February 27, 1997 by and among the Borrower, the Lenders and the Agent, as amended by an Amendment No. 1 dated as of September 17, 1997 (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

         WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

         WHEREAS, the Borrower has requested that the Agent and the requisite number of Lenders under Section 8.3 of the Credit Agreement amend the Credit Agreement on the terms and conditions set forth herein; and

         WHEREAS,  the Borrower,  the requisite  number of Lenders under Section
8.3 of the Credit Agreement and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to the following amendments to the Credit Agreement:

         1. Amendments to the Credit Agreement. Effective as of the Effective Date (as defined below) and subject to the satisfaction of the condition precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

         1.1. The definition of "Aggregate Revolving Loan Commitment" appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                           "Aggregate   Revolving  Loan  Commitment"  means  the
                      aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment (in the absence of any reduction pursuant to Section 2.5 or 2.6, or any amendment pursuant to Section 8.3) is Forty Million and 00/100 Dollars ($40,000,000).

         1.2.  The definition of "Applicable  L/C Fee  Percentage"  appearing in
               Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                           "Applicable L/C Fee Percentage" means, as of any date
                      of determination, a rate per annum: (i) for standby Letters of Credit, equal to the Applicable Eurodollar Margin for Revolving Loans in effect on such date, and
                      (ii) for commercial Letters of Credit, equal to one half of the Applicable Eurodollar Margin for Revolving Loans in effect on such date.

         1.3.  Subclause  (g)  of  the   definition   of   "Permitted   Holdings
               Indebtedness" appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                      (g) Indebtedness to any shareholder of Holdings incurred at a time when no Default has occurred and is continuing in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings ("Repurchase Indebtedness") owned by
                      (i) any member of the Borrower's management, pursuant to the Stockholders Agreement as in effect on the Closing Date, or (ii) any of the Borrower's "Employees" or their "Permitted Transferees" (as such terms are defined in the Amended and Restated Stockholders Agreement), pursuant to the Amended and Restated Stockholders Agreement or any similar agreement entered into after the Closing Date with any "Employee" or its "Permitted Transferee" (as such terms are defined in the Amended and Restated Stockholders Agreement) of the Borrower or any Restricted Subsidiary acquired after the Closing Date, provided, that such Indebtedness shall be subordinated to the Secured Obligations and Indebtedness evidenced by the Senior Subordinated Notes on terms and conditions reasonably acceptable to the Agent and the Required Lenders (it being understood and agreed that the subordination terms contained in the Non-Negotiable Promissory Notes attached as Exhibit C to the Stockholders Agreement as in effect as of the Closing Date shall be acceptable);

         1.4.  The   following   new   definition   of  "Amended   and  Restated
               Stockholders  Agreement"  shall  be  inserted  alphabetically  in
               Section 1.1 of the Credit Agreement:

                      "Amended and Restated Stockholders Agreement" means any agreement entered into by Holdings and each of its stockholders with respect to the capital stock of Holdings on substantially the terms set forth in the draft Amended and Restated Subscription and Stockholders Agreement (draft dated December 4, 2000, document reference 704040.21), delivered to the Agent on December 4, 2000, and otherwise as is reasonably acceptable to the Agent upon execution thereof, as in effect on the execution date thereof and without giving effect to any amendment, restatement, supplement or other modification thereto after such date.

         1.5. Section 2.5(B)(i)(b) of the Credit Agreement is amended to delete the phrase "Level 4, Level 5 or Level 6" now appearing therein, and to substitute the following therefor: "Level 4, Level 5, Level 6 or Level 7".

         1.6. Section 2.15(D)(ii) of the Credit Agreement is amended to delete the pricing grid now appearing therein and to substitute the following therefor:



                                         APPLICABLE MARGINS/FEES FOR OBLIGATIONS

              -------------------------------------------------------------------------------------------------------------
              LEVERAGE RATIO         APPLICABLE           APPLICABLE      APPLICABLE     APPLICABLE       APPLICABLE
                                     FLOATING RATE        EURODOLLAR      FLOATING       EURODOLLAR       COMMITMENT FEE
                                     MARGIN FOR           RATE MARGIN     RATE           RATE MARGIN      PERCENTAGE
                                     OBLIGATIONS          FOR             MARGIN FOR     FOR B TERM
                                     OTHER THAN B         OBLIGATIONS     B TERM         LOANS
                                     TERM LOANS           OTHER THAN B      LOANS
                                                          TERM LOANS
--------------------------------------------------------------------------------------------------------------------------

LEVEL 1       > 5.0 to 1.0              2.75%              3.75%            3.25%            4.25%            0.625%
              -
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
              > 4.50 to 1.00 and
              -
LEVEL 2       < 5.00 to 1.00            2.50%              3.50%            3.00%            4.00%            0.625%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
              > 4.00 to 1.00 and
              -
LEVEL 3       < 4.50 to 1.00            2.25%              3.25%            2.75%            3.75%            0.500%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
              > 3.50 to 1.00 and
              -
LEVEL 4       < 4.00 to 1.00            2.00%              3.00%            2.50%            3.50%            0.500%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
              > 3.00 to 1.00 and
              -
LEVEL 5       < 3.50 to 1.00            1.75%              2.75%            2.25%            3.25%            0.500%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
LEVEL 6       > 2.50 to 1.00 and
              -
              < 3.00 to 1.00            1.50%              2.50%            2.00%            3.00%            0.375%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
LEVEL 7       < 2.50 to 1.00            1.25%              2.25%            1.75%            2.75%            0.375%
--------------------------------------------------------------------------------------------------------------------------

         1.7. Section 6.3(D)(x) of the Credit Agreement is amended and restated in its entirety as follows:

                    (x) Investments by the Borrower or any Restricted Subsidiary in other Persons which do not in the aggregate exceed the applicable Aggregate Acquisition and Investment Basket at any time; provided, that at no time shall the aggregate amount of Investments by the Borrower constituting the purchase of capital stock of Holdings under this clause (x) (which purchases shall be permitted under this clause (x) only if, as of such date of purchase, the Borrower may make a Restricted Payment to Holdings to fund the repurchase of such capital stock under Section 6.3(F)(iii)(b)), together with the aggregate amount of Restricted Payments made under
                    Section 6.3(F)(iii)(b), exceed $4,000,000, it being understood that such dollar limitation set forth in this proviso shall be increased up to a maximum amount of $4,000,000 on a dollar-for-dollar basis equal to the sum of
                    (a) the cash proceeds received by the Borrower from the re-sale of capital stock of Holdings previously purchased by the Borrower as an Investment permitted under this clause
                    (x) plus (b) any capital contribution made by Holdings to the equity of the Borrower from the cash proceeds from the re-issuance of capital stock of Holdings previously purchased with distributions permitted under Section 6.3(F)(iii)(b).

         1.8. Section 6.3(F)(iii) of the Credit Agreement is amended and restated in its entirety as follows:

                      (iii) the Borrower may make distributions to Holdings to fund (a) payments required to be made by and actually made by Holdings in respect of interest due on an unaccelerated basis on the Holdings Senior Notes; provided, however, the Borrower may make such distributions with respect to the Holdings Senior Notes only on March 15 and September 15 of each year (or the Business Day immediately prior thereto if such date is not a Business Day), commencing March 15, 2005; and; (b) (1) payments made by Holdings to repurchase its common stock made pursuant to Section 7.1(b), 7.2, 7.3, 7.4 or 7.7 of the Stockholders Agreement and concurrently to repurchase Holdings' preferred stock (at a purchase price not greater than the par value thereof plus any accrued and unpaid dividends thereon) from the holder of such common stock, (2) payments made by Holdings to repurchase its common stock or Series A Preferred Stock made pursuant to Section 7.1(b), 7.2, 7.3, 7.4, 7.5 or 7.8 of the Amended and Restated Stockholders Agreement and (3) payments required to be made by and actually made by

                      Holdings in respect of amounts due on an unaccelerated basis on the Repurchase Indebtedness unless such payments are prohibited by the subordination terms applicable to such Repurchase Indebtedness, in an aggregate amount for all such payments under clauses (1), (2) and (3), together with all Investments by the Borrower under the proviso in
                      Section 6.3(D)(x), not to exceed $4,000,000, such distributions to be made not earlier than one Business Day prior to the date on which Holdings is to make such payments; provided, that, Holdings shall first satisfy any such payment obligation by canceling Indebtedness under the Management Note, if any, of the Person to whom Holdings is obligated to make such payment; provided, further, that the dollar limitation set forth in this clause (b) shall be increased up to a maximum amount of $4,000,000 on a dollar-for-dollar basis equal to the sum of (a) the cash proceeds received by the Borrower from the re-sale of capital stock of Holdings previously purchased by the Borrower as an Investment permitted under Section 6.3(D)(x) plus (b) any capital contribution made by Holdings to the equity of the Borrower from the cash proceeds from the re-issuance of capital stock of Holdings previously purchased with distributions permitted under this clause (b); and (c) mandatory payments of dividends due on the Preferred Stock to the extent Indebtedness for such payments is Permitted Holdings Indebtedness under clause (c) of the definition thereof, such distributions to be made not earlier than one Business Day prior to the date on which Holdings is required to make such payments;

         1.9. Clause (ix) of Section 6.3(O) of the Credit Agreement is amended and restated in its entirety as follows:

                      (ix) modifies the Persons obligated with respect to such Indebtedness (other than to cause any Restricted Subsidiary to guarantee such Indebtedness to the extent such guarantee is permitted under Section 6.3(E)).

         1.10. The definition of "EBITDA" now appearing in Section 6.4(A) of the Credit Agreement is amended by inserting the following new clauses (xiii) and (xiv) at the end thereof:

                      , plus (xiii) Restricted Payments permitted under subsections (i)(a)(1) and (i)(b) of Section 6.3(F) during such period to the extent deducted in computing Consolidated Net Income, plus (xiv) Restricted Payments made pursuant to that certain Noncompetition Agreement, dated as of February 27, 1997, between Holdings and Robert
                      M. Wolff, as in effect on the Closing Date, and permitted under Section 6.3(F)(iv) during such period to the extent deducted in computing Consolidated Net Income

         1.11. Section 6.4(C) of the Credit Agreement is amended and restated in its entirety as follows:


                  (C) Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("Fixed Charge Coverage Ratio") of: (i) EBITDA minus Capital Expenditures to (ii) the sum of the amounts, without duplication of (a) Interest Expense, plus (b) Fees, plus (c) Taxes, plus (d) Restricted Payments of the type referred to in clauses (i), (ii), (iii) and (iv) of the definition of Restricted Payments, plus (e) cash payments under the Incentive Compensation Plan, plus (f) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness of the Borrower and its Restricted Subsidiaries during such period of at least:

                   (1) 1.04 to 1.00 for the fiscal quarter ending December 31, 2000;

                   (2) 1.05 to 1.00 for the fiscal quarter ending March 31, 2001;

                   (3) 1.02 to 1.00 for the fiscal quarter ending June 30, 2001;

                   (4) 1.02 to 1.00 for the fiscal quarter ending September 30, 2001; and

                   (5) 1.00 to 1.00 for each fiscal quarter thereafter until the Termination Date.

                  In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day; provided, further, that the Fixed Charge Coverage Ratio shall be calculated with respect to
         Permitted Acquisitions, on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgement).

         1.12. Section 6.4(D) of the Credit Agreement is amended and restated in its entirety as follows:

                  (D) Maximum Leverage Ratio. The Borrower shall not permit the ratio ("Leverage Ratio") of (i) Indebtedness and Off Balance Sheet Liabilities incurred pursuant to Section 6.3(J) (other than Indebtedness in respect of commercial Letters of Credit) of the Borrower and its Restricted Subsidiaries (calculated on a consolidated basis) for borrowed money to (ii) EBITDA to exceed the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

                  Period Ending                      Maximum Leverage Ratio
                  --------------------               -------------------------
                  December 31, 2000                  5.30 to 1.00

                  Period Ending                      Maximum Leverage Ratio
                  --------------------               -------------------------

                  March 31, 2001                     5.25 to 1.00
                  June 30, 2001                      5.20 to 1.00
                  September 30, 2001                 5.15 to 1.00
                  December 31, 2001                  5.05 to 1.00

                  March 31, 2002                     4.95 to 1.00
                  June 30, 2002                      4.85 to 1.00
                  September 30, 2002                 4.75 to 1.00
                  December 31, 2002                  4.75 to 1.00

                  March 31, 2003                     4.75 to 1.00

                  June 30, 2003 and each quarter
                  thereafter                         4.65 to 1.00

                  The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day; provided, further, that EBITDA shall be calculated with respect to Permitted Acquisitions on a pro forma basis using unadjusted historical audited and reviewed unaudited financial statements obtained from the Seller, broken down by fiscal quarter in the Borrower's reasonable judgment).

         1.13. Exhibit B to the Credit Agreement is amended by deleting therefrom the section describing Revolving Loan Commitments and substituting therefor the description of Revolving Loan Commitments set forth on Exhibit B Amendment attached hereto.

         2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the condition precedent that the Agent shall have received the following:

                (i) duly executed copies of this Amendment from the Borrower, the Required Lenders and the Agent;

                (ii) duly executed copies of the Reaffirmation attached hereto from each of Holdings and Event 1, Inc.;

                (iii) duly executed  copies of the Amendment No. 2 Fee Letter, dated as of November 21, 2000, from the Borrower, together with all fees and expenses in the amount separately agreed between the Borrower and the Agent thereunder;

                (iv) a copy of the draft Amended and Restated Stockholders Agreement (draft dated December 4, 2000, document reference 704040.21);

                 (v)  the fees described in Section 3 of this Amendment; and

                 (vi) such other documents, instruments and agreements as the
                      Agent may reasonably request.

Upon the satisfaction of the foregoing conditions precedent, this Amendment shall be deemed effective as of December 1, 2000 for all other purposes (the "Effective Date").

         3. Amendment Fee. Each Lender that delivers a duly executed signature page to this Amendment to Robert J. Lewis, Sidley & Austin (fax: 312-853-7036) by 5:00 p.m. (Chicago time) on Monday, December 11, 2000, shall be entitled to an Amendment Fee of 0.125% of the sum of (i) such Lender's Revolving Loan Commitment (as defined in the Credit Agreement after giving effect to the reduction of the Aggregate Revolving Loan Commitment contemplated in this Amendment) plus (ii) such Lender's Term Loans, provided this Amendment is approved by the Required Lenders (including the Agent). The Amendment Fee shall be due and payable by the Borrower on the date the Borrower executes this Amendment.

         4.  Representations and Warranties and Reaffirmations of the Borrower.

     (a) The Borrower hereby represents and warrants that this Amendment, the Reaffirmation attached hereto and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of each of Holdings, the Borrower and Event 1, Inc. to the extent such Persons are parties thereto, and are enforceable against the Borrower in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally).

     (b) Upon the effectiveness of this Amendment and after giving effect hereto, (i) the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be true and correct as of the Effective Date (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date), and (ii) no Default or Unmatured Default has occurred and is continuing.

         5.  Reference to and Effect on the Credit Agreement.

     (a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement and each other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                             GFSI, INC.


                                             By:  /s/  Robert Shaw
                                                --------------------------------
                                             Title:  Vice President




                                             BANK ONE, NA (formerly known as THE
                                             FIRST NATIONAL BANK OF CHICAGO),
                                             as Agent


                                             By:  /s/  Nathan L. Bloch
                                                --------------------------------
                                             Title:  First Vice President













                                               SIGNATURE PAGE TO AMENDMENT NO. 2

                                 LENDERS:


                                     BANK ONE, NA (formerly known as THE FIRST
                                     NATIONAL BANK OF CHICAGO), as a Lender


                                     By:  /s/  Nathan L. Bloch
                                        -----------------------------------
                                     Title:  First Vice President



                                     THE BANK OF NOVA SCOTIA, as a Lender


                                     By:  /s/  M. D. Smith
                                        ----------------------------------
                                     Title:_________________________



                                     BNP PARIBAS, as a Lender


                                     By ____________________________
                                     Title:_________________________



                                     CREDIT AGRICOLE INDOSUEZ, as a Lender


                                     By:  /s/  Charles Hiatt
                                        ----------------------------------
                                     Title: Vice President, Manager



                                     CITY NATIONAL BANK, as a Lender


                                     By:  /s/  George Hyrapetian
                                        ----------------------------------
                                     Title:  Vice President



                                     MASSACHUSETTS MUTUAL LIFE
                                     INSURANCE COMPANY, as a Lender


                                     By ____________________________
                                     Title:_________________________





                                               SIGNATURE PAGE TO AMENDMENT NO. 2

                                     FIRSTAR BANK, N.A., as a Lender


                                     By:  /s/  Lawrence Baerveldt
                                        ------------------------------------
                                     Title:  Vice President



                                     SENIOR DEBT PORTFOLIO, as a Lender
                                     By:  Boston Management and Research as
                                     Investment Advisor


                                     By:  /s/  Payson E. Swaffield
                                        ------------------------------------
                                     Title:  Vice President



                                     VAN KAMPEN PRIME RATE INCOME
                                     TRUST, as a Lender


                                     By:  /s/  Darvin D. Pierce
                                        ------------------------------------
                                     Title:  Vice President



                                     VAN KAMPEN SENIOR FLOATING RATE
                                     FUND, as a Lender


                                     By:  /s/  Darvin D. Pierce
                                        -----------------------------------
                                     Title:  Vice President



                                     IMPERIAL BANK, as a Lender


                                     By: /s/  Ray Vadalma
                                        -----------------------------------
                                     Title: Senior Managing Director







                                               SIGNATURE PAGE TO AMENDMENT NO. 2

                                  REAFFIRMATION

         Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement dated as of February 27, 1997 by and among GFSI, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time parties thereto (collectively, the "Lenders") and Bank One, NA (formerly known as The First National Bank of Chicago), as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders, as amended by an Amendment No. 1 dated as of September 17, 1997 (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") which Amendment No. 2 is dated as of December 1, 2000 (the "Amendment"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Subsidiary Security Agreement, any Pledge Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and are hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated as of December 1, 2000



                                                GFSI HOLDINGS, INC.


                                                By __________________________
                                                Name:
                                                Title:


                                                EVENT 1, INC.


                                                By __________________________
                                                Name:
                                                Title:






                                               SIGNATURE PAGE TO AMENDMENT NO. 2

                               EXHIBIT B AMENDMENT


                           Revolving Loan Commitments


                                Amount of Revolving    % of Aggregate Revolving
          Lender                     Commitment              Loan Commitment
          ------                -------------------    -------------------------

Bank One, NA                       $11,111,111.23            27.777 778 08%

THE BANK OF NOVA SCOTIA             $5,333,333.33            13.333 333 32%

BNP PARIBAS                         $5,333,333.33            13.333 333 32%

CREDIT AGRICOLE INDOSUEZ            $5,333,333.33            13.333 333 32%

CITY NATIONAL BANK                  $2,222,222.13             5.555 555 32%

MASSACHUSETTS MUTUAL LIFE           $5,333,333.33            13.333 333 32%
INSURANCE COMPANY

FIRSTAR BANK, N.A.                  $5,333,333.33            13.333 333 32%

TOTAL                                 $40,000,000                   100.00%
-----